Exhibit 99.1

TLC HEALTH CARE SERVICES, INC.

Consolidated Financial Statements

March 31, 2007, 2006 and for the Periods February 15, 2005 to March 31, 2005 (Successor)

and April 1, 2004 to February 14, 2005 (Predecessor)

(With Independent Auditors Report Thereon)

Report of Independent Auditors

To the Stockholders and Board of Directors of

TLC Health Care Services, Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders’ equity and cash flows present fairly, in all material respects, the financial position of TLC Health Care Services, Inc. (the “Company”) at March 31, 2007 and 2006, and the results of their operations and their cash flows for the years ended March 31, 2007 and 2006 and for the periods February 15, 2005 to March 31, 2005, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 3, effective April 1, 2006, the Company changed its method for accounting for share-based compensation to conform with Statement of Financial Accounting Standard No. 123 (R), “Share-Based Payment”.

/s/ PricewaterhouseCoopers LLP

June 22, 2007

Report of Independent Auditors

To the Stockholders and Board of Directors of

TLC Health Care Services, Inc.:

In our opinion, the accompanying consolidated statements of income, stockholders’ equity and cash flows present fairly, in all material respects, the results of operations and cash flows of TLC Health Care Services, Inc. (the “Company”) for the period April 1, 2004 to February 14, 2005 (“Predecessor” as defined in Note 1) in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

August 1, 2005

TLC Health Care Services, Inc.

Consolidated Balance Sheets

March 31, 2007 and 2006

(dollars in thousands, except share data)

	2007	2006
Assets
Current assets:
Cash and cash equivalents	$4,590	$2,590
Restricted cash	-	3,168
Accounts receivable, net	29,056	32,420
Prepaid expenses and other current assets	3,941	3,794
Prepaid income taxes	71	1,232
Deferred income taxes	-	2,917

Total current assets	37,658	46,121
Fixed assets, net	6,453	7,607
Goodwill	136,350	132,996
Intangible assets, net	93,176	95,003
Deferred debt issuance costs, net	4,071	3,176
Other assets	1,659	1,708

Total assets	$279,367	$286,611

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,337	$6,521
Accrued expenses	3,847	3,859
Accrued distributions to licensees	512	1,414
Accrued payroll and payroll related expenses	17,090	20,342
Current portion of long-term debt	5,070	8,100
Medicare and Medicaid liabilities	2,811	2,210

Total current liabilities	34,667	42,446
Long-term debt, net of current portion	169,445	148,949
Other long-term liabilities	5,704	4,704
Deferred income taxes	9,997	4,184

Total liabilities	219,813	200,283

Commitments and contingencies (Note 11)
Stockholders’ equity:
Common stock ($0.01 par value: 1,000,000 shares authorized;
103,084 and 103,157 shares issued and outstanding in 2007 and 2006, respectively)	1	1
Additional paid-in capital	86,844	84,996
(Accumulated deficit) retained earnings	(27,291)	1,331

Total stockholders’ equity	59,554	86,328

Total liabilities and stockholders’ equity	$279,367	$286,611

The accompanying notes are an integral part of these consolidated financial statements.

TLC Health Care Services, Inc.

Consolidated Statements of Operations

Years ended March 31, 2007, 2006 and for the Periods

February 15, 2005 to March 31, 2005 (Successor) and

April 1, 2004 to February 14, 2005 (Predecessor)

(dollars in thousands)

	2007	2006	Successor Company February 15, 2005 to March 31, 2005	Predecessor Company April 1, 2004 to February 14, 2005
Net service revenue	$281,833	$275,927	$32,761	$217,335
Direct service cost	135,567	131,114	15,063	103,879

Gross profit	146,266	144,813	17,698	113,456
General and administrative expenses	125,400	118,811	13,848	93,082
Non-cash compensation	1,948	-	-	-
Depreciation and amortization expense	4,781	3,778	138	2,117
Reorganization costs	-	-	-	4,167

Operating income	14,137	22,224	3,712	14,090
Interest expense (income), net	24,797	15,132	1,364	(371)
Amortization of debt issuance costs	8,539	5,839	-	-
Other expense (income), net	569	943	53	(99)

Net (loss) income before provision for income taxes	(19,768)	310	2,295	14,560
Provision for income taxes	8,854	344	930	1,775

Net (loss) income	$(28,622)	$(34)	$1,365	$12,785

The accompanying notes are an integral part of these consolidated financial statements.

TLC Health Care Services, Inc.

Consolidated Statements of Stockholders’ Equity

Years ended March 31, 2007, 2006 and for the Periods

February 15, 2005 to March 31, 2005 (Successor)

and April 1, 2004 to February 14, 2005 (Predecessor)

(dollars in thousands, except share data)

	Common Stock		Additional Paid-in	Retained Earnings (Accumulated
	Shares	Amount	Capital	Deficit)	Total
Precedecessor Company
Balances at March 31, 2004	5,000,000	$147	$53,753	$(190,902)	$(137,002)
Net Income	-	-	-	12,785	12,785

Balances at February 14, 2005	5,000,000	$147	$53,753	$(178,117)	$(124,217)

Successor Company
Balances at February 15, 2005
Issuance of common stock in connection with the acquisition	97,500	$1	$80,646	$-	$80,647
Net income	-	-	-	1,365	1,365

Balances at March 31, 2005	97,500	1	80,646	1,365	82,012
Net loss	-	-	-	(34)	(34)
Issuance of common stock in connection with the acquisition of AccuMed on September 30, 2005	5,729	-	1,450	-	1,450
Repurchase of common stock	(72)	-	(100)	-	(100)
Contribution from Arcapita	-	-	3,000	-	3,000

Balances at March 31, 2006	103,157	1	84,996	1,331	86,328

Net loss	-	-	-	(28,622)	(28,622)
Repurchase of common stock	(73)	-	(100)	-	(100)
Issuance of stock options as compensation	-	-	1,948	-	1,948

Balances at March 31, 2007	103,084	$1	$86,844	$(27,291)	$59,554

The accompanying notes are an integral part of these consolidated financial statements.

TLC Health Care Services, Inc.

Consolidated Statements of Cash Flows

Years ended March 31, 2007, 2006 and for the Periods

February 15, 2005 to March 31, 2005 (Successor)

and April 1, 2004 to February 14, 2005 (Predecessor)

(dollars in thousands)

	2007	2006	Successor Company February 15, 2005 to March 31, 2005	Predecessor Company April 1, 2004 to February 14, 2005
Cash flows from operating activities
Net (loss) income	$(28,622)	$(34)	$1,365	$12,785
Adjustments to reconcile net (loss) income to net cash (used in) provided by operations, net of acquisitions
Depreciation and amortization	4,781	3,778	138	2,117
Amortization of debt issuance costs	8,539	5,839	112	-
Amortization of debt discount	2,689	203	-	-
Provision for bad debts	1,195	900	196	1,304
Interest paid in kind	1,284	596	-	-
Non-cash compensation	1,948	-	-	-
Loss on disposal of assets	61	-	-	2
Deferred income taxes	8,730	341	367	-
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	2,169	(6,560)	2,964	(1,388)
Prepaid expenses and other current assets	1,014	(139)	(399)	941
Other assets	50	(784)	(83)	(65)
Accounts payable and accrued expenses	(1,470)	833	2,238	(1,132)
Assumed third-party pay or liabilities	-	-	(4,547)	(1,618)
Decrease in deferred revenue	-	-	(220)	(520)
Accrued payroll and payroll related expenses	(3,252)	5,308	(3,766)	403

Net cash (used in) provided by operating activities	(884)	10,281	(1,635)	12,829

Cash flows from investing activities
Cash paid for acquisition of licensee business	(1,174)	-	-	-
Other acquisition costs	(126)	-	-	-
Business combinations, net of cash acquired	-	(76,440)	(26,747)	-
Additions to fixed assets	(871)	(1,901)	(40)	(661)

Net cash used in investing activities	(2,171)	(78,341)	(26,787)	(661)

Cash flows from financing activities
Payment of Term Loan A	(600)	(5,900)	(500)	-
Payment of first lien term loans	(1,200)	-	-	-
Capital contributed	-	3,000	-	-
Repurchase of common stock	(100)	(100)	-	-
Proceeds from long-term debt	170,000	139,025	-	-
Payment of long-term debt	(159,200)	(73,733)	-	-
Proceeds from borrowings on revolving line of credit	10,200	30,750	-	-
Payments on revolving line of credit	(7,300)	(20,608)	-	-
Change in restricted cash	3,168	(1,027)	-	-
Debt issuance costs	(9,434)	(3,992)	-	-
Payment of notes payable	(479)	-	-	(897)

Net cash provided by financing activities	5,055	67,415	(500)	(897)

Net increase (decrease) in cash and cash equivalents	2,000	(645)	(28,922)	11,271
Cash and cash equivalents
Beginning of year	2,590	3,235	34,298	23,027

End of year	$4,590	$2,590	$5,376	$34,298

Supplemental cash flow information
Interest paid	$22,011	$11,843	$1,066	$-

Income taxes paid	$245	$1,633	$252	$809

Non-cash investing and financing activities
Assets acquired, net of cash	$4,014	$84,136	$84,063
Less: liabilities assumed	(798)	(7,696)	(57,316)

Fair value of net assets acquired	$3,216	$76,440	$26,747

Assets acquired with capital lease	$203	$-	$-

Licensee business acquired with note payable	$1,696	$-	$-

Common stock issued in connection with a business acquisition	$-	$1,450	$80,647

The accompanying notes are an integral part of these consolidated financial statements.

TLC Health Care Services, Inc.

Notes to Consolidated Financial Statements

March 31, 2007, 2006 and for the Periods

February 15, 2005 to March 31, 2005 (Successor) and

April 1, 2004 to February 14, 2005 (Predecessor)

(dollar amounts in thousands)

1.	Organization and Nature of Operations

TLC Health Care Services, Inc. (“the Company”), a Delaware Corporation, is a leading privately-held provider of home health care services through 89 locations in 22 states and the District of Columbia. The Company provides a wide range of skilled nursing services including health management programs for wound care, cardiac care, diabetes, physical rehabilitation, pulmonary/respiratory, behavioral health and cancer care, as well as Hospice services for improving the quality of life of terminally ill patients and their families. Additionally, the Company provides home health aide services to assist patients with activities of daily living.

The Company has developed a comprehensive home care services system focusing on the needs of each patient with the integration of clinical, operational and financially sound protocols to produce successful clinical outcomes for patients and sufficient financial returns for investors. The Company operates the business as a single segment.

Effective February 14, 2005 (“the Closing Date”), an investment group, Arcapita, Inc. (“Arcapita”) acquired substantially all of the net assets of the Company out of bankruptcy in order to diversify its portfolio into the health care industry. The aggregate purchase price was approximately $147,500 pursuant to the terms of the Asset Purchase Agreement (“the APA”). The purchase price was subject to a net working capital adjustment. The purchase price was paid through the incurrence of debt and the assumption of certain liabilities and acquisition costs.

For purposes of identification and description, the Company is referred to as the “Predecessor” for the period April 1, 2004 to February 14, 2005, the “Successor” for the period February 15, 2005 to March 31, 2005, and the Company for both periods.

In accordance with Emerging Issues Task Force (“EITF”) Topic D-97, “Push-Down Accounting”, the financial statements reflect the effects of the change in ownership and new stockholders’ basis in the net assets and liabilities acquired. The assets and liabilities of the Predecessor were adjusted to reflect the allocation of the purchase price based on estimated fair values. The fair value of the Company’s long-lived assets was determined, in part, using information provided by third-party appraisers. The excess of the purchase price over the net fair value of the tangible and identified intangible assets is classified as goodwill. As such, the Company applied purchase accounting in accordance with the Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” and revalued the assets and liabilities in accordance with SFAS No. 141. As a result, the statements of operations and of cash flows for the period of April 1, 2004 through February 14, 2005 reflect the results prior to the change in basis resulting from the application of push-down accounting, and the statements of operations and of cash flows for the period February 15, 2005 through March 31, 2005 reflect the results subsequent to the push-down adjustments.

Reorganization costs in the Predecessor period reflect expenses incurred under Chapter 11 bankruptcy, consisting primarily of consulting and professional fees.

The following summarizes the assets acquired and liabilities assumed at February 15, 2005 in connection with the APA;

Cash and cash equivalents	$7,554
Accounts receivable	35,861
Prepaid expenses and other current assets	2,364
Other assets	959
Fixed assets	7,027
Deferred loan costs	3,550
Goodwill	78,335
Intangible assets	78,000
Accounts payable and accrued expenses	(5,428)
Deferred revenue	(11,681)
Accrued distribution to licensees	(2,192)
Accrued payroll and payroll related expenses	(16,874)
Assumed third-party payor liabilities	(4,547)
Medicare and Medicaid liabilities	(2,173)
Long-term debt	(90,108)

$80,647

For the years ended March 31, 2007, 2006 and for the periods February 15, 2005 to March 31, 2005 and April 1, 2004 to February 14, 2005, approximately 23%, 36%, 44% and 49%, respectively, of the Company’s net service revenues were generated by seven and eight licensees, respectively, operating under a licensing agreement, under which independent companies represent the Company within a designated territory.

The Company’s caregiver personnel are assigned to service the Company’s clients using the Company’s trade names and service marks. All licensee operations’ caregiver and administrative personnel are employees of the Company. The Company pays and distributes the payroll for the personnel, administers all payroll withholdings and payments, bills the customers and receives and processes the accounts receivable. The licensees are responsible for providing an office and paying related expenses for administration including rent, utilities and costs for administrative personnel. The licensee agreements are for an initial term of ten years with five-year renewable terms. Each of the agreements contains a one-year non-compete agreement in the event of termination.

The Company owns all necessary health care related permits and licenses and, where required, certificates of need for the operation of licensee offices. The revenues generated by the licensees,

along with the related accounts receivable, belong to the Company. The revenues and related direct costs are included in the Company’s consolidated net service revenues and operating costs.

The Company pays a distribution to the licensees based on a defined formula of gross profit generated. Generally, the Company pays the licensees 60% of the gross profit attributable to the operations of the licensee. Such costs are included in general and administrative expenses and were $6,034, $6,545, $1,121 and $8,734 for the years ended March 31, 2007, 2006 and for the periods February 15, 2005 to March 31, 2005, and April 1, 2004 to February 14, 2005, respectively. There are no payments to the licensees based solely on revenues.

2.	Business Combinations

Albert Gallatin Home Care and Hospice Licensee Rights

Effective April 1, 2006, the Company acquired the licensee rights to its Western, PA operations for aggregate consideration of $3,216, including $1,153 in cash, $1,696 in a non-interest bearing promissory note, $346 in accrued expenses, and approximately $21 of transaction costs. The note is payable in quarterly installments of $231 over two years, for which payments commenced in October 2006. The licensee agreement was terminated. The following assets and liabilities were acquired:

Fixed assets	$289
Goodwill and other intangible assets	3,725
Accrued expenses	(611)
Notes payable	(187)

Fair value of net assets acquired	$3,216

AccuMed Home Health Care

Effective September 30, 2005, the Company acquired all of the stock of AccuMed Home Health Care (“AccuMed”), a provider of home health care services through 36 locations in seven states. The aggregate consideration paid was approximately $73,095, including a net working capital adjustment and expenses, primarily funded by the incurrence of additional debt of approximately $67,400. The results of AccuMed are included in the consolidated financial statements as of the date of acquisition. The primary reasons for the acquisition were for the Company to expand into markets that AccuMed operated in, the expected benefit of similar operating systems and expected general and administrative cost saving synergies. The following assets and liabilities were acquired:

Cash and cash equivalents	$1,447
Accounts receivable	7,564
Prepaid expenses and other current assets	802
Fixed assets	726
Other assets	90
Goodwill and other intangible assets	70,122
Accounts payable and accrued expenses	(942)
Deferred revenue	(3,130)
Accrued payroll and payroll related expenses	(1,886)
Deferred tax liability	(865)
Other long-term liabilities	(833)

Fair value of net assets acquired	$73,095

For income tax purposes, the purchase of AccuMed was accounted for as a stock purchase. Accordingly, there is no amortization of goodwill and intangible assets for income tax purposes associated with the acquisition of AccuMed.

Northwestern Memorial Home Health Care

Effective September 8, 2005, the Company acquired the home health care business of Northwestern Memorial Home Health Care (“Chicago”), a subsidiary of Chicago’s Northwestern Memorial Hospital. This acquisition was a purchase of assets, for which aggregate consideration was approximately $6,242, including $872 of expenses. The primary reason for the acquisition of Chicago was for the Company’s expansion in the Chicago market. The following assets and liabilities were acquired:

Accounts receivable, net	$1,087
Fixed assets	62
Goodwill	5,133
Accrued payroll and payroll related expenses	(40)

Fair value of net assets acquired	$6,242

3.	Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The most significant estimates include the determination of the fair value of assets and liabilities acquired, average length of service per patient episode, the collectibility of accounts receivable and related reserves, valuation of goodwill and intangible assets, obligations under health insurance programs, and Medicare and Medicaid settlement issues.

Cash and Cash Equivalents

Cash and cash equivalents include cash held in banks and cash on hand. The Company considers all cash held in banks and highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Restricted Cash

There was no restricted cash as of March 31, 2007. Under the Company’s prior credit facility, cash receipts were required to be deposited in a restricted account of the bank overnight prior to being available to the Company. This credit facility was refinanced on May 19, 2006.

Accounts Receivable, Revenue Recognition and Allowance for Doubtful Accounts

Accounts receivable consists of the net realizable amounts from third-party payors, primarily the Federal Medicare program, and patients for services rendered. During the years ended March 31, 2007, 2006 and for the periods February 15, 2005 to March 15, 2005, and April 1, 2004 to February 14, 2005, respectively, approximately 86%, 87%, 86% and 85% of the Company’s revenue was derived from Medicare, 5%, 6%, 6.5% and 7.5% from state Medicaid programs and 9%, 7%, 7.5% and 7.5% from third-party insurance carriers, managed care and private payers.

Revenue is recognized over the period in which it is earned, as services are rendered. Revenues are recorded net of contractual or other allowances to which customers are entitled.

Revenue adjustments result from differences between estimated and actual reimbursement amounts, an inability to obtain appropriate billing documentation or authorizations acceptable to the payer and other reasons. Revenue adjustments are deducted from gross accounts receivable. Accounts receivable are reduced by an allowance for doubtful accounts, which provides for those accounts from which payment is not expected to be received, although services were provided and revenue was earned. The Company writes off accounts receivable against the allowance when a balance is determined to be uncollectible.

Under the Medicare home health program, the Company receives payment for its services provided to each Medicare patient in accordance with the Prospective Payment System (“PPS”). PPS is a Federal government regulated payment methodology system for providers of Medicare home health services, established by the Federal Centers for Medicare and Medicaid Services (“CMS”) effective October 1, 2000. Under PPS, the Company is paid for its services provided to each Medicare patient based upon an amount determined at the beginning of each sixty-day episode of care. Such amount is calculated according to a standard formula, the Home Health Resource Group (“HHRG”), which measures three dimensions of patient care: clinical diagnosis, functionality and severity of illness. The Company recognizes revenue over the average length of service per patient episode. The Company monitors the number of days in each episode and adjusts its revenue according to changes in this measurement at least quarterly. The portion of revenue not yet earned within a sixty-day episode for which the Company has billed the full episodic revenue to Medicare is recorded as deferred revenue and reflected as a reduction of revenue and accounts receivable in the accompanying consolidated financial statements.

Medicare reimbursement rates are subject to change. The applicability of a reimbursement change depends upon the completion date of the episode and generally applies to all episodes ending after the effective date of the change. Any change in Medicare reimbursement, positive or negative, could materially impact the financial results of the Company.

Accounts receivable, net consists of the following at March 31, 2007 and 2006:

	2007	2006
Medicare	$36,819	$39,499
Non-Medicare	10,094	9,895

Total	46,913	49,394
Less: Allowance for doubtful accounts	(5,233)	(5,235)
Less: Deferred revenue	(12,624)	(11,739)

Accounts receivable, net	$29,056	$32,420

Fixed Assets

In connection with the acquisition of the Company, a valuation of fixed assets was prepared by an outside business valuation firm in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” Fixed assets were adjusted from original costs less accumulated depreciation to their fair market values as of the Closing Date.

Fixed assets additions subsequent to the Closing Date are recorded at cost, including product cost, shipping, taxes, and other costs associated with preparing the asset for use. Depreciation and amortization of fixed assets are computed using the straight-line method over the estimated useful lives of the related assets. Repairs and maintenance costs which do not extend the useful lives of the assets are expensed as incurred. When retired or otherwise disposed of, the assets and related accumulated depreciation or amortization is removed from the accounts and any gain or loss is included in the results of operations for the period.

In connection with the acquisition of AccuMed, a valuation of fixed assets was prepared by an outside business valuation firm. Fixed assets were recorded at fair market values of approximately $726 as of September 30, 2005.

Capitalized Software

Included in fixed assets are costs related to internally developed and purchased software that are capitalized and depreciated over periods not exceeding 3 years. Capitalized costs include direct costs of materials and services incurred in developing or obtaining internal-use software. At March 31, 2007 and 2006, respectively, the net book value of computer software was $2,776 and $3,948. Depreciation expense for the years ended March 31, 2007, 2006 and for the periods February 15, 2005 to March 31, 2005 and April 1, 2004 to February 14, 2005 was $1,479, $1,322, $138 and $1,195, respectively.

Goodwill and Other Intangible Assets

The Company accounts for goodwill and other intangible assets under the provisions of SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”), which broadens the criteria for recording intangible assets separate from goodwill. SFAS No. 142 requires the use of a non-amortization approach to account for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and certain intangibles are not amortized into results of operations, but instead are reviewed for impairment, and an impairment charge is recorded in the periods in which the recorded carrying value of goodwill and certain intangibles is more than its estimated fair value.

The provisions of SFAS No. 142 also require that a goodwill impairment test be performed annually or on the occurrence of other events that indicate a potential impairment. The Company has completed its impairment assessments using a multiple of earnings method and determined that there is no impairment of goodwill or identifiable intangibles as of March 31, 2007 and 2006.

Intangible assets include the value of the Company name and Medicare provider numbers acquired in business combinations, both of which are not amortized, but are subject to periodic impairment review, and the cost of non-compete agreements which are subject to amortization. The values assigned to the covenants are amortized on a straight-line basis over the contractual term of two or three years.

For income tax purposes, the purchase of the Company is accounted for as an asset acquisition. As a result, the goodwill and intangible assets are amortizable over fifteen years for income tax purposes.

Accounting for Impairment and Disposal of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. Evaluation of possible impairment is based on the Company’s ability to recover the value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If the expected undiscounted pre-tax cash flows are less than the carrying amount of such assets, an impairment loss is recognized for the difference between the estimated fair value and carrying amount of the asset. No such impairments exist as of March 31, 2007 and 2006.

Debt Issuance Costs

Debt issuance costs are amortized over the term of the related debt using the effective interest rate method. Expense related to amortization of debt issuance costs for the years ended March 31, 2007, 2006 and for the period February 15, 2005 to March 31, 2005 was $418, $1,931 and $112, respectively. There was no expense related to amortization of debt issuance costs for the period April 1, 2004 to February 14, 2005. In connection with the refinancings as discussed in Note 8, the Company wrote off debt issuance costs of $8,121 and $3,908 for the years ended March 31, 2007 and 2006, respectively.

Obligations under Insurance Programs

The Company is obligated for certain costs under various employee benefit insurance programs, including workers’ compensation and health care costs.

The Company may be subject to workers’ compensation claims and lawsuits alleging negligence or other similar legal claims. The Company maintains various insurance programs to cover this risk with insurance policies subject to deductibles and retention amounts.

The Company is self-insured for most of its health insurance claims, with specific and aggregate stop-loss coverages. The Company recognizes its obligations associated with this program in the period the claim is incurred. The cost of both reported claims and claims incurred but not reported, up to specified deductible limits, have generally been estimated based on historical data, industry statistics and current enrollment statistics and other information. Such estimates and the resulting reserves are reviewed and updated periodically.

The Company believes that its present insurance coverage and reserves are sufficient to cover currently estimated exposures, but there can be no assurance that the Company will not incur liabilities in excess of recorded reserves or in excess of its insurance limits.

Advertising

The Company expenses all advertising costs as incurred. Advertising expense for the years ended March 31, 2007, 2006 and for the periods February 15, 2005 to March 31, 2005 and April 1, 2004 to February 14, 2005 was approximately $2,708, $3,200, $289 and $2,301, respectively.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes (“SFAS No. 109”). Under SFAS No. 109, the Company recognizes liabilities or assets for the deferred tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. These differences will result in taxable or deductible amounts in future periods when the reported amounts are recovered or settled, using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reserved by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Fair Value of Financial Instruments

The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. Significant differences can arise between the fair value and carrying amount of financial instruments that are recognized at historical amounts.

The carrying amounts of the Company’s cash and cash equivalents, accounts receivable, accounts payable and other current liabilities approximate fair value because of their short maturities. The carrying value of the Company’s long-term debt approximates fair value because the underlying instruments are variable interest rate notes.

Stock Options

For the year ended March 31, 2006, the Company’s stock option plan was accounted for under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations (“APB 25”), as permitted by FASB Statement No. 123, Accounting for Stock-based Compensation, (“SFAS No. 123”) as amended by FASB Statement No. 148, Accounting for Stock-Based Compensation, Transition and Disclosure. Under APB 25, compensation expense is recognized for the excess of the value of the stock options over the exercise price at the date of grant.

For the year ended March 31, 2007, stock options were accounted for under the provisions of FASB Statement No. 123(R), Share-based Payment (“SFAS No. 123(R)”). SFAS 123 (R), issued in December 2004 is a revision of SFAS No. 123 and supersedes APB 25. SFAS No. 123(R) was effective beginning on April 1, 2006, the beginning of the Company’s 2007 fiscal year. SFAS No. 123(R) permits companies to adopt its requirements using one of two methods: (i) a “modified prospective” method, in which the requirements of SFAS No. 123(R) apply for all share-based payments granted or modified after the effective date, and to any unvested awards as service is rendered on or after the effective date, or (ii) a “modified retrospective” method, which includes the requirements of the modified prospective method described above, but also permits companies to restate periods presented previously based on the amounts previously recognized under SFAS No. 123 for purposes of pro forma disclosure. The Company has adopted SFAS No. 123(R) using the modified prospective method and accordingly financials statements amounts for the prior period have not been restated to reflect the fair value method of expensing share-based compensation. The resultant expense for the year ended March 31, 2007 was $1,948.

New Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. SFAS No. 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the requirements of this new standard and has not concluded its analysis on the impact to the Company’s consolidated financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109. This Statement is effective for fiscal years beginning after December 15, 2006, and thus will be adopted by the Company during the year ending March 31, 2008. FIN 48 provides a two-step approach to recognize and measure tax benefits when the benefits’ realization is uncertain. The first step is to determine whether the benefit is to be recognized; the second step is to determine the amount to be recognized. Income tax benefits should be recognized when, based on the technical merits of a tax position, the entity believes that if a dispute arose with the taxing authority and were taken to a court of last resort, it is more likely than not (i.e., a probability of greater than 50 percent) that the tax position would be sustained as filed. If a position is determined to be more likely-than not of being sustained, the reporting enterprise should recognize the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with the taxing authority. The cumulative effect of applying the provisions of FIN 48 upon adoption will be reported as an adjustment to beginning retained earnings.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment to FASB Statement No. 115 (“SFAS No. 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company does not believe that the adoption of SFAS No. 159 will have a material impact on the Company’s consolidated financial position or results of operations.

Reclassification

Certain prior period amounts have been reclassified to conform with the current year presentation.

4.	Fixed Assets

Fixed assets consist of the following at March 31, 2007 and 2006:

	Estimated Useful Lives (Years)	2007	2006
Computer equipment and software	3-5	$7,758	$7,148
Office equipment, furniture and fixtures	3-5	2,503	2,065
Leasehold improvements	shorter of
	lease term or
	useful lives	535	517

		10,796	9,730
Less: Accumulated depreciation		(4,343)	(2,123)

		$6,453	$7,607

Depreciation expense was $2,457, $2,011, $138 and $2,117 for the years ended March 31, 2007, 2006 and for the periods February 15, 2005 to March 31, 2005 and April 1, 2004 to February 14, 2005, respectively.

5.	Goodwill and Intangible Assets

The following table summarizes the activity related to goodwill for the years ended March 31, 2007 and 2006:

	2007	2006
Goodwill, beginning of year	$132,996	$78,456
Arcapita purchase price adjustment	-	(2,145)
Goodwill acquired in connection with AccuMed	-	51,552
Goodwill acquired in connection with Chicago	-	5,133
Goodwill acquired in connection with Gallatin	3,228	-
Other	126	-

Goodwill, end of year	$136,350	$132,996

Intangible assets consist of the following at March 31, 2007 and 2006:

	2007	2006
Trade name	$89,100	$89,100
Medicare provider numbers	1,270	1,270
Other intangible assets	6,897	6,400

	97,267	96,770
Less: Accumulated amortization	(4,091)	(1,767)

	$93,176	$95,003

Amortization expense was $2,324 and $1,767 for the years ended March 31, 2007 and 2006, respectively. There was no amortization for the periods February 15, 2005 to March 31, 2005 and April 1, 2004 to February 14, 2005. Amortization expense for each of the fiscal years ending March 31, 2008 and 2009 is estimated to be $2,324 and $482, respectively.

6.	Accrued Expenses

Accrued expenses consist of the following at March 31, 2007 and 2006:

	2007	2006
Accrued insurance	$163	$238
Interest payable	1,377	1,993
Accrued professional fees	331	713
Accrued sales and business use taxes	182	253
Other	1,794	662

	$3,847	$3,859

7.	Accrued Payroll and Payroll Related Expenses

Accrued payroll and payroll related expenses consist of the following at March 31, 2007 and 2006:

	2007	2006
Accrued payroll and paid-time-off	$10,893	$12,630
Accrued workers’ compensation and health insurance	3,530	4,145
Accrued incentive compensation	667	1,086
Accrued payroll taxes and employee benefits	2,000	2,481

	$17,090	$20,342

Accrued insurance includes the incurred cost of health insurance benefits and other insurance costs incidental to the Company’s employees. The Company maintains most of its health insurance coverage under a self-insured policy with stop loss coverage. Health insurance coverage is provided for full-time caregivers and administrative employees and includes medical and pharmacy benefits.

Stop-loss coverage is maintained under specific excess loss insurance which covers losses in excess of $175 per covered person per year and aggregate stop-loss coverage of up to $1,000. The Company records a reserve for the incurred but not reported claims (“IBNR”) under its self-insured health program. Such reserve is determined on a regular basis according to third-party actuarial assumptions and the Company’s overall experience. As of March 31, 2007 and 2006, the Company’s recorded IBNR was approximately $3,523 and $3,254, respectively, which is included in accrued payroll and payroll related expenses.

Approximately $1,275 of accrued workers’ compensation and health insurance relates to the Company’s fully insured workers’ compensation and other premium costs, including payroll-related liabilities assumed in accordance with the terms of the APA from the Predecessor. No liability is required for the Predecessor period or prior periods’ self-insured claims because all self-insured liabilities remained with the former owner, pursuant to the terms of the APA.

8.	Long-Term Debt

Long-term debt consists of the following at March 31, 2007 and 2006:

	2007	2006
Syndicated credit facility	$172,922	$-
Term loans	-	132,988
Revolving lines of credit	-	26,750
Notes payable related to acquisition	1,296	-
Other notes (interest rates ranging from
6.0% to 7.8% at March 31, 2007)	297	-
Original issue discount	-	(2,689)

Total	174,515	157,049
Less current portion	5,070	8,100

	$169,445	$148,949

The Company’s existing syndicated credit facility was entered into on May 19, 2006 (“the Closing Date” or “closing”) in the aggregate amount of $190,000, of which $170,000 was borrowed at closing to refinance its then outstanding debt. The total facility consists of: (1) First lien loans of $140,000 including $120,000 of term loans and $20,000 of a revolving line of credit; and, (2) Second lien term loans of $50,000. The initial net proceeds from the new term loans were approximately $165,000, net of debt related closing costs of $5,000. Amounts borrowed under the facility are collateralized by a pledge of all the Company stock and by liens on substantially all other assets of the Company and its subsidiaries. The underlying loan agreements contain certain financial covenants which, among other things, require (i) minimum adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), (ii) maximum ratio of net indebtedness to EBITDA, (iii) minimum ratio of EBITDA to total interest expense and a minimum ratio of EBITDA to the sum of payments required for interest, capital expenditures, income taxes and scheduled principal payments on all indebtedness. Additionally, the agreements limit the amount of capital expenditures and prohibit the declaration or payment of cash dividends.

As of March 31, 2007, the total amount outstanding under the credit facility consisted of the following:

2007
1st Lien debt
Interest LIBOR plus 5.00%	$118,800
2nd Lien debt
Interest at LIBOR plus 10.00%, including paid-in-kind of $ 257	50,257
Revolver
Interest at LIBOR plus 5.00%	2,400
Interest at prime plus 4.00%	500
1st Lien paid-in-kind notes
Interest at 10.36%, including paid-in-kind of $17	640
2nd Lien paid-in-kind notes
Interest at 15.36%, including paid-in-kind of $12	325

Total debt outstanding	$172,922

The facility interest rates are LIBOR (London Inter-Bank Offered Rate) plus 5.00% on the first lien loans and LIBOR plus 10.00% on the second lien loans. Up to 2.00% of the second lien interest may be payable in kind (“P.I.K.”) at the option of the Company. Such LIBOR rate approximates 5.36% as of March 31, 2007. The term of the new facility is for five years, six years and seven years on the revolving line of credit, first lien and second lien loans, expiring on May 19, 2011, 2012 and 2013, respectively.

The loan facility requires quarterly principal payments of $300 on the first lien term loans, which commenced June 30, 2006. The available unused amount of the loan facility was $7,100 as of March 31, 2007.

The Company defaulted on its total leverage ratio and minimum interest coverage ratio as of November 15, 2006. Consequently, the lender then imposed the default interest rate of 2% through December 29, 2006, which resulted in additional interest expense of $399 for the year ended March 31, 2007.

On December 29, 2006 (the “Amendment Date”) the Lender and the Company entered into a Limited Waiver and First Amendment to the Credit Agreement for the first lien and second lien loans (“the Amendment”), in which the existing defaults were waived. Under the terms of the Amendment, the applicable margins were increased to 5.00% from 3.00% on the first lien loans and to 10.00% from 8.00% on the second lien loans, of which 2% may be payable in kind at the option of the Company.

In connection with the Amendment, the Company paid amendment fees of $2,354 which is included in interest expense consisting of cash of $1,418 and $936 in paid in kind notes (“P.I.K. notes”). Interest rates on the P.I.K. notes are 10.36% and 15.36% for the first lien and second lien P.I.K. notes, respectively. Interest accrues on the last day of each fiscal quarter of the Company and all interest is added to the aggregate principal amounts. All notes bear the same maturity dates as the first lien and second lien term loans.

The Company pays a commitment fee equal to 2.00% on the unused portion of the revolving line of credit. Additionally, there is an annual agency fee with respect to the first lien and second lien loans, equal to $70 and $20, respectively.

The effective annual interest rate for the years ended March 31, 2007 and 2006 was approximately 10.88% and 10.29%, respectively.

The future minimum annual payments of principal are as follows:

	Obligations Under
Years ending March 31,	Syndicated Credit Facility	Other Debt	Total
2008	$4,100	$970	$5,070
2009	1,200	578	1,778
2010	1,200	45	1,245
2011	1,200	-	1,200
2012	1,200	-	1,200
Thereafter	164,022	-	164,022

Total	$172,922	$1,593	$174,515

The Company defaulted on its senior debt to EBITDA ratio as of December 31, 2005 under a prior credit facility. A forbearance agreement was obtained from the lenders for the period of default through May 2006, which waived acceleration of the obligation. Consequently, the lender imposed the default interest rate for the period December 31, 2005 through May 18, 2006 which resulted in additional interest expense of $638 and $1,210 for the years ended March 31, 2007 and 2006, respectively.

The Company acquired the licensee rights of its Western PA operations (Note 2) for consideration including a note payable of $1,847. The note is non-interest bearing and is payable in quarterly installments of $231 over two years. The carrying value of this note is $1,696 as of March 31, 2007, net of imputed interest of $151 at a rate of 7.75%.

9.	Medicare and Medicaid Liabilities

The Company’s Medicare and Medicaid liabilities consist of estimated amounts payable based upon the Company’s best estimate of liabilities using historical experience and pending matters for which the outcomes are estimable and probable. Such matters consist primarily of CMS post-payment reviews.

10.	Income Taxes

The provision (benefit) for income taxes for the years ended March 31, 2007, 2006 and for the periods February 15, 2005 to March 31, 2005 and April 1, 2004 to February 14, 2005 is as follows:

	2007	2006	February 15, 2005 to March 31, 2005	April 1, 2004 to February 14, 2005
Current
Federal	$-	$(241)	$442	$1,163
State and local	124	134	121	612

	124	(107)	563	1,775
Deferred
Federal	7,197	340	288	-
State and local	1,533	111	79	-

	8,730	451	367	-

	$8,854	$344	$930	$1,775

The reconciliation of the differences between income taxes computed at the Federal statutory rate and the provisions for income taxes are as follows:

	2007	2006	February 15, 2005 To March 31, 2005	April 1, 2004 to February 15, 2005
Income tax (benefit) provision at Federal statutory rate	$(6,721)	$105	$780	$4,950
State and local taxes, net of Federal benefit	(738)	161	132	1,026
Valuation allowance	16,373	-	-	431
Permanent differences	68	69	18	1,270
Other	(128)	9	-	-
Net operating loss	-	-	-	(5,902)

	$8,854	$344	$930	$1,775

Deferred tax assets and deferred tax liabilities are as follows at March 31, 2007 and 2006:

	2007	2006
Current assets (liabilities)
Accounts receivable	$1,123	$812
Prepaid expenses	(715)	(794)
Accrued insurance	1,360	1,750
Medicare and Medicaid liabilities	1,081	-
Accrued incentives	499	796
Other accruals	933	353
Less: valuation allowance	(4,281)	-

Total current deferred tax assets (liabilities)	-	2,917

Long term assets (liabilities)
Deductible goodwill	(9,997)	(5,383)
Intangible assets	32	(764)
Fixed assets	(656)	(358)
Warrants	1,112	1,628
Net operating loss	10,873	701
Stock options	749	-
Other	(18)	(8)
Less: valuation allowance	(12,092)	-

Total deferred tax liabilities	(9,997)	(4,184)

Total deferred tax liabilities, net	$(9,997)	$(1,267)

As of March 31, 2007 the Company had a Federal net operating loss carryforward of $28,328 which is available to offset future taxable income. The net operating losses will expire in 2026 and 2027. The Company also had state tax net operating losses of $27,868 which will expire between 2013 and 2027.

Due to its continuing losses during the year ended March 31, 2007, the Company provided a valuation allowance for its deferred taxes. The Company intends to maintain its valuation allowance until such time as positive evidence exists to support reversal of the valuation allowance. Income tax provisions recorded in the future will be reduced to the extent of the offsetting reduction in the Company’s valuation allowance. Deferred tax liabilities at March 31, 2007 arise from goodwill amortization deductible for tax purposes which cannot be offset by deferred tax assets.

11.	Commitments and Contingencies

Commitments

Approximate annual rental commitments for the remaining terms of the Company’s non-cancelable operating leases relating to office space and equipment rentals are as follows:

Years Ending March 31,
2008	$6,550
2009	5,553
2010	4,255
2011	1,742
2012	611
Thereafter	146

$18,857

In addition to the minimum lease payments, certain leases require additional payments that are based upon property tax and maintenance expense escalation. Net rent expense, including escalation and other occupancy costs, for the years ended March 31, 2007, 2006 and for the periods February 15, 2005 to March 31, 2005 and April 1, 2004 to February 14, 2005 was $6,790, $5,723, $578 and $3,928, respectively.

The Company has entered into employment agreements, ranging from two to three-year terms, with several officers, which require minimum aggregate payments of approximately $2,010 for the year ending March 31, 2008, $338 for the year ending March 31, 2009 and $53 for the year ending March 31, 2010. Most of these agreements provide that in the event of change of control, and the discontinuance of such employee’s employment, the Company will pay amounts equal to one to two years’ annual compensation.

Contingencies

The health care industry is subject to numerous laws and regulations of Federal, state and local governments. Government activity continues with respect to investigations concerning possible violations by health care providers of fraud and abuse statutes and regulations. Compliance with such laws and regulations is subject to future government review and interpretations, as well as potential regulatory actions.

12.	Stockholders’ Equity

Stock Options

The Company’s Stock Option Plan permits the grant of share options to certain of its employees for up to 176,470 shares of common stock. Certain options to purchase shares were granted as time-based options, which vest over the course of four years of service by the employee. Certain other options to purchase shares were granted as performance-based options, which vest if the Company meets certain performance targets over the course of five years. The options granted expire in ten years.

The fair value of each option granted during the years ended March 31, 2007 and 2006, respectively, was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: (i) dividend yield of 0%, (ii) expected term of nine years, (iii) expected volatility of 50%, (iv) a risk-free interest rate of 4.63% and 4.96%, respectively. The weighted average fair value at the date of grant for options granted during the years ended March 31, 2007 and 2006 was $316.96 and $440.16, respectively. The Company uses historical data to estimate option exercise and employment termination within the valuation model. The expected term of the options is based on the terms of the option, and represents the time that the options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

Compensation expense is recognized for the excess of the value of the stock options over the exercise price at the date of grant, amortized over the related vesting period. In addition, performance options which vest are recorded as a charge to earnings over the vesting period when performance criteria are met. No compensation expense has been incurred for performance options since the Company has not met the performance criteria. For the year ended March 31, 2007, in connection with the implementation of SFAS No. 123R, approximately $1,948 of compensation expense was recognized on time based options.

Information concerning options for the years ended March 31, 2007 and 2006 is summarized as follows:

	Time Shares	Performance Shares	Option Price Range
Outstanding March 31, 2005	-	-	-
Granted	8,515	8,520	$806.40
Exercised	-	-	-
Forfeited or expired	-	-	-

Outstanding March 31, 2006	8,515	8,520	$806.40

Exercisable, March 31, 2006	-	-	-
Granted	930	926	$806.40
Exercised	-	-	-
Forfeited or expired	(1,024)	(426)	$806.40

Outstanding March 31, 2007	8,421	9,020	$806.40

Exercisable, March 31, 2007	-	-	-

Warrants

In conjunction with the refinancing in October 2005, the Company issued warrants to certain lenders to purchase common stock for a purchase price of $0.01 per share, with an expiration date of October 2015. The warrants include a put feature requiring the Company to repurchase the shares after either seven years or a change in control, as defined.

The warrants and the put features have been classified as liabilities under SFAS No. 150, Accounting for certain financial instruments with characteristics of both liabilities and equity (“SFAS No. 150”). Under SFAS No. 150, the fair value of these instruments totaling $2,891 was recorded as a debt discount and as a long-term liability.

Information concerning warrants for the years ended March 31, 2007 and 2006 is summarized as follows:

	Warrants	Exercise Price
Outstanding March 31, 2005	-	$-
Granted	2,107	0.01
Exercised	-	-
Forfeited or expired	-	-

Outstanding March 31, 2006	2,107	$0.01

Exercisable, March 31, 2006	2,107

Granted	-	-
Exercised	-	-
Forfeited or expired	-	-

Outstanding March 31, 2007	2,107	$0.01

Exercisable, March 31, 2007	2,107

Derivative Instruments

Under the current syndicated credit facility, the Company was required to enter into and maintain hedging agreements for a minimum of three years that result in at least 50% of the aggregate principal amount borrowed (excluding revolving loans) to be subject to a fixed or maximum rate, acceptable to the lenders.

The Company entered into a hedging agreement at a cost of $260. The principal amount subject to the interest rate cap of 6.5% is $85,000. The fair market value of the instrument at March 31, 2007 was approximately $10. Accordingly, $250 was included in interest expense for the year ended March 31, 2007.

13.	Employee Benefit Plan

The Company has a 401(k) plan for all eligible full time employees. Employer contributions to the plan are made annually at the discretion of the Company. Expense for this plan was $424, $241, $25 and $104 for the years ended March 31, 2007, 2006 and for the periods February 15, 2005 to March 31, 2005 and April 1, 2004 to February 14, 2005, respectively.

14.	Related Party Transactions

The Company incurs an advisory fee of $1,000 per year to its majority shareholder, Arcapita. The advisory fee expense for the years ended March 31, 2007, 2006 and for the periods February 15, 2005 to March 31, 2005 and April 1, 2004 to February 14, 2005 was $1,000, $750, $63 and $0, respectively. In connection with the acquisition of AccuMed, Arcapita earned an acquisition fee of $1,000. As of March 31, 2007 and 2006, the Company has an accrued balance of $2,813 and $1,813, respectively, payable to Arcapita.